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                                                                      EXHIBIT 24


                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints WILLIAM P. WEBER, WILLIAM A. AYLESWORTH and RICHARD J. AGNICH, and each of them, with full power to act without the others, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 in connection with the registration of securities of Texas Instruments Incorporated from which Texas Instruments Incorporated will receive proceeds of up to an aggregate of $400,000,000, and any or all amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 30th day of June, 1996.



                                            /s/  CLAYTON K. YEUTTER
                                            -----------------------------------
                                            Clayton K. Yeutter